DST SYSTEMS, INC. ANNOUNCES
THIRD QUARTER 2015 FINANCIAL RESULTS

KANSAS CITY, MO - October 22, 2015 – DST Systems, Inc. (NYSE: DST) reported consolidated net income of $75.1 million ($2.08 per diluted share) for the third quarter 2015 compared to $100.0 million ($2.51 per diluted share) for the third quarter 2014. Consolidated net income for the nine months ended September 30, 2015 was $290.4 million ($7.87 per diluted share) compared to $338.2 million ($8.22 per diluted share) for the nine months ended September 30, 2014.

Taking into account certain non-GAAP adjustments, consolidated net income was $53.9 million ($1.49 per diluted share) for third quarter 2015 compared to $61.2 million ($1.54 per diluted share) for third quarter 2014, and $157.9 million ($4.28 per diluted share) for the nine months ended September 30, 2015 compared to $158.2 million ($3.85 per diluted share) for the nine months ended September 30, 2014.

“We are pleased with our performance during the quarter and are continuing to take steps to enhance our capabilities and create value over the long-term. We remain focused on improving the operating margins in all of our segments through a combination of revenue growth and the realization of operating efficiencies,” said Steve Hooley, Chairman, CEO and President of DST. “We are confident that we have the right strategy in place and the right team executing in order to deliver on our objectives. We expect to continue to drive revenue growth through our core operations, as well as through targeted acquisitions such as the two completed during the quarter.”

Consolidated Financial Highlights

Operating Results

Third quarter 2015 diluted earnings per share, after non-GAAP adjustments, was $1.49, a decrease of $0.05 or 3.2% from third quarter 2014. Significant items impacting the quarterly results include the following:

•
Consolidated operating revenues (excluding out-of-pocket reimbursements) decreased $7.9 million or 1.5% to $502.6 million as compared to third quarter 2014, primarily due to the sale of DST Global Solutions Ltd. (“Global Solutions”) in fourth quarter 2014 and $11.4 million of negative foreign currency movements. Excluding Global Solutions third quarter 2014 operating revenues and foreign currency impacts, consolidated operating revenues increased $22.9 million or 4.7% in third quarter 2015 as compared to 2014.

•
Consolidated income from operations decreased $10.7 million or 12.4% to $75.7 million as compared to third quarter 2014. The sale of Global Solutions resulted in a decline in income from operations of $4.6 million as compared to prior year results. The remaining decline in operating income is principally from increased costs incurred to expand the Company’s service offerings, enhance our security and infrastructure and service new clients.

•
Weighted average diluted shares outstanding for third quarter 2015 were 36.2 million, a decrease of 3.6 million shares or 9.0% from third quarter 2014, primarily as a result of share repurchases during 2014 and 2015.

Monetization and Share Repurchase Activity

•
DST received $22.0 million of pretax cash proceeds from the monetization of investment assets during third quarter 2015, consisting of $19.3 million from private equity investment distributions, $2.3 million from the sale of marketable securities and $0.4 million from the sale of real estate assets.

•
In October 2015, the Company completed the sale and leaseback of three of its U.S. Customer Communications’ production facilities and expects to consummate a similar transaction regarding its Canadian production facility. Pretax proceeds from the transactions are expected to total approximately $129.0 million, less closing costs and real estate commissions, and will be used in accordance with the Company’s capital plan.

•
During the third quarter 2015, the Company spent $175.0 million to repurchase approximately 1,550,000 shares of DST common stock. At September 30, 2015, DST had $225.0 million remaining under the existing share repurchase plan.

Recent Business Transactions

•
On July 31, 2015, DST acquired asset manager Red Rocks Capital LLC, an asset management leader in listed private equity and other private asset investments, for $45.0 million of upfront cash consideration and up to $20.0 million of performance-related contingent consideration.

•
On August 21, 2015, DST acquired Wealth Management Systems Inc., a leading provider of technology-based rollover services, for $64.0 million. Wealth Management Systems Inc. automates the migration of assets from retirement plans to investment management platforms, helping asset managers and broker-dealers grow and retain assets in the retirement marketplace.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Non-GAAP Results.”

Segment Results

Financial Services Segment

Operating revenues for the Financial Services segment (excluding out-of-pocket reimbursements) for third quarter 2015 decreased $9.3 million or 3.3% to $273.2 million as compared to third quarter 2014. The operating revenue decline is primarily due to the sale of Global Solutions in fourth quarter 2014 and approximately $5.9 million of negative foreign currency movements. Global Solutions contributed $19.4 million of operating revenue in third quarter 2014. Excluding Global Solutions 2014 results and the negative foreign currency impacts during 2015, Financial Services operating revenues increased by $16.0 million or 6.1% in third quarter 2015 as compared to 2014, primarily driven from organic and new client growth within our Retirement and Brokerage Solutions businesses as well as increased professional services revenues associated with our Bluedoor wealth management platform business. In addition, the businesses acquired during 2015 contributed $3.4 million of operating revenues during the third quarter 2015. Software license revenues (excluding Global Solutions) of $8.0 million in third quarter 2015 were $0.3 million higher as compared to third quarter 2014. These increases were partly offset by a decline in mutual fund registered shareowner account processing revenue due to lower registered accounts, primarily as a result of subaccounting conversions.

Financial Services segment income from operations decreased $10.8 million or 18.1% during third quarter 2015 to $49.0 million as compared to third quarter 2014. Global Solutions contributed income from operations of $4.6 million in third quarter 2014. Excluding Global Solutions, income from operations decreased $6.2 million or 11.2% as compared to third quarter 2014. The decrease in income from operations resulted primarily from increased technology, security and regulatory compliance costs, as well as other costs incurred to enhance the network infrastructure utilized across all of our operating businesses. Additionally, we have higher costs in order to service new Brokerage Solutions customers and expand our Bluedoor wealth management platform into the U.K. market. Also contributing to the decrease in income from operations was the impact of the acquisitions completed during 2015 which have resulted in approximately $2.0 million of incremental expenses related to amortization associated with acquired intangibles and performance-related contingent consideration in the third quarter. The decreases in operating income were partially offset by reduced costs achieved as a result of the restructuring activities undertaken in late 2014. Operating margin for third quarter 2015 was 17.9% as compared to 21.2% in 2014.

Total mutual fund shareowner accounts decreased by 1.0 million to 96.8 million accounts since third quarter 2014. Registered shareowner accounts processed at September 30, 2015 were 66.5 million, a decrease of 0.9 million accounts from June 30, 2015 and a decrease of 2.9 million accounts from September 30, 2014. For the nine months ended September 30, 2015, 2.0 million registered accounts have converted to subaccounts, of which 1.3 million converted to DST’s subaccounting platform. Conversions of registered accounts to subaccounts for full year 2015 are currently estimated to be approximately 2.5 to 3.5 million accounts which is below the Company’s previous guidance of 4.0 to 5.0 million accounts in 2015. The number of accounts estimated to convert from various DST platforms is based upon information obtained from clients. There are a variety of factors that could affect the number and timing of registered accounts converting to subaccounts. Subaccounts processed at September 30, 2015 were 30.3 million, an increase of 0.3 million accounts from June 30, 2015 and an increase of 1.9 million accounts from September 30, 2014.

Healthcare Services Segment

Healthcare Services segment operating revenues (excluding out-of-pocket reimbursements) decreased $1.5 million or 1.6% during third quarter 2015 to $94.0 million, primarily due to lower pharmacy claims processing revenues resulting from a previously announced partial client deconversion on January 1, 2015. This decrease is largely offset by increased pharmacy and medical claims transaction volumes due to organic growth as well as higher business process outsourcing revenues.

Healthcare Services segment income from operations decreased $2.4 million or 15.4% during third quarter 2015 to $13.2 million, primarily due to decreased operating revenues and increased staffing costs incurred to expand our clinical, network, and analytic capabilities and enhance client service offerings which focus on addressing the complexities healthcare organizations are facing today. Staffing costs were also higher in order to service growth in our business process outsourcing services which generally require a higher level of support. Operating margin for third quarter 2015 was 14.0% as compared to 16.3% in the third quarter 2014.

On October 19, 2015, we entered into a new multi-year contract with an existing client to provide administrative management of pharmacy claims for the client’s commercial plan members. Accordingly, the previously announced deconversion of the client’s remaining members scheduled for 2015 and 2016 will not take place, and the client will remain on our pharmacy claims processing platform.

Customer Communications Segment

Customer Communications segment operating revenues (excluding out-of-pocket reimbursements) were $153.3 million in third quarter 2015, an increase of $3.2 million from third quarter 2014. Excluding the effect of $5.5 million of unfavorable foreign currency movements, Customer Communications segment operating revenues increased by $8.7 million or 5.8%. North America operating revenues increased $5.0 million or 4.9% to $107.9 million in third quarter 2015 primarily from incremental volumes due to the conversion of previously announced new clients, partially offset by a decline in volumes from certain existing customers and unfavorable foreign currency exchange rate movements of $2.0 million related to our Canadian operations. U.K. operating revenues decreased $1.8 million or 3.8% to $45.4 million in third quarter 2015, primarily from $3.5 million of unfavorable foreign currency exchange rate movements, partially offset by revenue growth from new and existing clients.

Customer Communications segment income from operations increased $2.7 million during third quarter 2015 to $13.2 million. North America operating income increased $3.2 million to $13.5 million as compared to 2014 and U.K. operating income decreased $0.5 million resulting in an operating loss of $0.3 million. Higher operating revenues combined with cost savings achieved from the 2014 closure of certain facilities in North America contributed to the growth in North America operating income. The decrease in U.K. operating income is the result of higher operating costs to service new clients. Customer Communications segment operating margin for third quarter 2015 was 8.6% as compared to 7.0% in 2014. North America operating margin was 12.5% in third quarter 2015 as compared to 10.0% in third quarter 2014, while the U.K. operating margin was negative 0.7% in third quarter 2015 as compared to 0.4% in third quarter 2014.

Investments and Other Segment

Investments and Other segment operating revenues for third quarter 2015 decreased $1.4 million as compared to third quarter 2014 to $0.9 million and income from operations decreased $0.2 million to $0.3 million. These decreases are primarily due to the cumulative impact of the sale of real estate assets occupied by third parties.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
IFDS	$8.6	$7.2	$25.6	$10.3
BFDS	1.4	1.5	3.9	4.5
Other	1.8	1.5	6.4	4.7
	$11.8	$10.2	$35.9	$19.5

DST’s equity in earnings of unconsolidated affiliates increased primarily from higher earnings at IFDS. The increase in IFDS equity in earnings from third quarter 2014 is primarily the result of higher revenues recognized related to the ongoing conversion activities, organic growth at existing customers and new client processing revenues. Partially offsetting the increased revenues are higher operating costs as IFDS expands its infrastructure to prepare for the addition of new clients and associated service offerings as well as negative foreign currency impacts in both the U.K. and Canada.

The multi-year implementation efforts for the previously announced two new clients are continuing to progress and are expected to be completed in phases over the next two years. Beginning in third quarter 2014, IFDS began capitalizing a significant portion of the software development costs being incurred to develop the new wealth management platform for the U.K. market. As the projects are completed and the underlying modules are placed into production, we expect that IFDS’ earnings will be lower due to the amortization of the capitalized software costs coupled with the decline in implementation revenue.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules titled “Reconciliation of Reported Results to Non-GAAP Results.”  In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs, and other similar items.  Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

* * * * *

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Operating revenues	$502.6	$510.5	$1,498.7	$1,525.3
Out-of-pocket reimbursements	202.4	169.0	603.1	517.5

Total revenues	705.0	679.5	2,101.8	2,042.8

Costs and expenses	598.2	563.3	1,787.6	1,723.1
Depreciation and amortization	31.1	33.4	90.3	97.5

Income from operations	75.7	82.8	223.9	222.2

Interest expense	(5.9)	(6.4)	(18.1)	(20.0)
Other income, net	14.4	57.5	190.0	282.3
Equity in earnings of unconsolidated affiliates	11.8	10.2	39.5	25.2

Income before income taxes	96.0	144.1	435.3	509.7
Income taxes	20.9	44.1	144.9	171.5

Net income	$75.1	$100.0	$290.4	$338.2

Weighted average common shares outstanding	35.7	39.5	36.5	40.7
Weighted average diluted shares outstanding	36.2	39.8	36.9	41.2

Basic earnings per share	$2.10	$2.53	$7.96	$8.30
Diluted earnings per share	$2.08	$2.51	$7.87	$8.22

Cash dividends per share of common stock	$0.30	$0.30	$0.90	$0.90

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended September 30, 2015
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$260.6	$94.0	$147.1	$0.9	$—	$502.6
Intersegment operating revenues	12.6	—	6.2	—	(18.8)	—
Out-of-pocket reimbursements	17.9	2.4	185.5	—	(3.4)	202.4
Total revenues	291.1	96.4	338.8	0.9	(22.2)	705.0
Costs and expenses	224.1	78.4	317.5	0.4	(22.2)	598.2
Depreciation and amortization	18.0	4.8	8.1	0.2	—	31.1
Income from operations	$49.0	$13.2	$13.2	$0.3	$—	$75.7

Capital expenditures	$21.4	$1.7	$5.6	$—	$—	$28.7

	Three Months Ended September 30, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$269.3	$95.5	$143.4	$2.3	$—	$510.5
Intersegment operating revenues	13.2	—	6.7	—	(19.9)	—
Out-of-pocket reimbursements	13.6	1.9	156.7	—	(3.2)	169.0
Total revenues	296.1	97.4	306.8	2.3	(23.1)	679.5
Costs and expenses	224.3	73.1	287.6	1.4	(23.1)	563.3
Depreciation and amortization	18.8	4.7	9.5	0.4	—	33.4
Income from operations	$53.0	$19.6	$9.7	$0.5	$—	$82.8

Capital expenditures	$16.8	$2.8	$6.0	$—	$—	$25.6

	Nine Months Ended September 30, 2015
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$769.2	$278.0	$449.2	$2.3	$—	$1,498.7
Intersegment operating revenues	41.7	—	19.0	—	(60.7)	—
Out-of-pocket reimbursements	49.1	5.9	558.1	—	(10.0)	603.1
Total revenues	860.0	283.9	1,026.3	2.3	(70.7)	2,101.8
Costs and expenses	669.8	237.6	952.3	(1.4)	(70.7)	1,787.6
Depreciation and amortization	51.7	14.0	24.0	0.6	—	90.3
Income from operations	$138.5	$32.3	$50.0	$3.1	$—	$223.9

Capital expenditures	$73.6	$5.5	$16.6	$—	$—	$95.7

	Nine Months Ended September 30, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$796.9	$280.4	$441.6	$6.4	$—	$1,525.3
Intersegment operating revenues	38.8	—	19.9	0.5	(59.2)	—
Out-of-pocket reimbursements	44.4	4.9	477.2	0.1	(9.1)	517.5
Total revenues	880.1	285.3	938.7	7.0	(68.3)	2,042.8
Costs and expenses	679.5	232.9	874.5	4.5	(68.3)	1,723.1
Depreciation and amortization	54.0	14.4	28.0	1.1	—	97.5
Income from operations	$146.6	$38.0	$36.2	$1.4	$—	$222.2

Capital expenditures	$51.6	$7.5	$19.5	$0.2	$—	$78.8

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$152.5	$151.7
Funds held on behalf of clients	199.0	356.2
Client funding receivable	47.7	43.4
Accounts receivable	339.3	349.6
Other assets	79.9	71.0
	818.4	971.9

Investments	415.0	656.6
Unconsolidated affiliates	315.3	298.7
Properties, net	421.5	403.6
Intangible assets, net	160.7	122.5
Goodwill	483.5	414.7
Other assets	53.1	74.9
Total assets	$2,667.5	$2,942.9

LIABILITIES AND EQUITY
Current liabilities
Current portion of debt	$157.1	$167.3
Client funds obligations	246.7	399.6
Accounts payable	83.9	101.8
Accrued compensation and benefits	135.1	168.0
Deferred revenues and gains	52.2	53.9
Income taxes payable	—	17.6
Other liabilities	102.4	113.7
	777.4	1,021.9

Long-term debt	608.1	385.6
Income taxes payable	75.5	80.1
Deferred income taxes	110.3	186.4
Other liabilities	34.2	32.5
Total liabilities	1,605.5	1,706.5

Stockholders’ equity	1,062.0	1,236.4
Total liabilities and stockholders’ equity	$2,667.5	$2,942.9

Common shares outstanding	34.9	37.6

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Three Months Ended September 30,
(Unaudited - in millions, except per share amounts)

	2015
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$502.6	$75.7	$96.0	$75.1	$2.08
Adjusted to remove:
Net gain on securities and other investments (1)	—	—	(14.9)	(9.3)	(0.26)
Income tax items (2)	—	—	—	(11.9)	(0.33)
Adjusted Non-GAAP results	$502.6	$75.7	$81.1	$53.9	$1.49

	2014
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$510.5	$82.8	$144.1	$100.0	$2.51
Adjusted to remove:
Restructuring charges - Financial Services (3)	—	6.8	6.8	4.2	0.11
Restructuring charges - Customer Communications (3)	—	0.8	0.8	0.5	0.01
Loss accrual reversal - Healthcare Services (4)	—	(4.0)	(4.0)	(4.7)	(0.12)
Net gain on securities and other investments (1)	—	—	(55.4)	(34.3)	(0.86)
Income tax items (2)	—	—	—	(4.5)	(0.11)
Adjusted Non-GAAP results	$510.5	$86.4	$92.3	$61.2	$1.54

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Nine Months Ended September 30,
(Unaudited - in millions, except per share amounts)

	2015
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$1,498.7	$223.9	$435.3	$290.4	$7.87
Adjusted to remove:
Net gain on sale of real estate - Investments & Other (5)	—	(3.0)	(3.0)	(1.8)	(0.05)
Net gain on securities and other investments (1)	—	—	(186.7)	(116.5)	(3.16)
Net gain from unconsolidated affiliates (6)	—	—	(3.6)	(2.3)	(0.06)
Income tax items (2)	—	—	—	(11.9)	(0.32)
Adjusted Non-GAAP results	$1,498.7	$220.9	$242.0	$157.9	$4.28

	2014
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$1,525.3	$222.2	$509.7	$338.2	$8.22
Adjusted to remove:
Restructuring charges - Financial Services (3)	—	9.8	9.8	6.1	0.15
Restructuring charges - Customer Communications (3)	—	1.1	1.1	0.7	0.02
Advisory and other transaction costs - Financial Services (7)	—	5.6	5.6	3.5	0.09
Loss accrual reversal - Healthcare Services (4)	—	(4.0)	(4.0)	(4.7)	(0.11)
Gain on contract to repurchase common stock (8)	—	—	(18.1)	(18.1)	(0.44)
Net gain on securities and other investments (1)	—	—	(254.8)	(157.8)	(3.84)
Net gain from unconsolidated affiliates (6)	—	—	(5.7)	(3.6)	(0.09)
Income tax items (2)	—	—	—	(6.1)	(0.15)
Adjusted Non-GAAP results	$1,525.3	$234.7	$243.6	$158.2	$3.85

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1)
Net gain on securities and other investments is comprised of net realized gains from sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(2)
Income tax items relate to benefits realized from the release of particular uncertain tax positions settled, effectively settled or otherwise remeasured during the period. These items are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(3)
Restructuring charges are comprised of severance and other costs incurred as a result of organizational changes. These charges are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(4)
Contingent loss accruals are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item. An estimated loss accrual was recorded in 2011 for $3.5 million for a previously disclosed regulatory inquiry regarding the processing of certain pharmacy claims during the period 2006 to 2009 in the Healthcare Services segment. In 2013, an incremental loss accrual of $2.5 million was recorded for this matter. This regulatory inquiry was resolved during third quarter 2014 for $2.0 million resulting in the reversal of $4.0 million previously accrued in excess of the settlement amount. Upon resolution of this matter, a tax benefit was recorded in third quarter 2014 as the majority of the settlement payment will be deductible for tax purposes.

(5)	The gain on sale of real estate is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(6)
The net gain from unconsolidated affiliates, resulting from the affiliate’s sale of real estate assets and DST’s sale of unconsolidated affiliates, are included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item.

(7)
Advisory and other transaction costs incurred in connection with a matter involving a significant shareholder are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(8)
DST recorded a gain of $18.1 million on the contract to repurchase 2.4 million shares of DST common stock resulting from the change in stock price between the date the share repurchase price became fixed and the settlement date. This gain was recorded in the Condensed Consolidated Statement of Income within the Other income, net line item. There is no income tax expense associated with this income as the gain is related to the repurchase of the Company’s own stock.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	September 30, 2015	December 31, 2014	September 30, 2014
U.S. mutual fund shareowner accounts processed:
Registered accounts - non tax-advantaged	28.0	29.6	29.8
IRA mutual fund accounts	22.0	22.3	22.5
Other retirement accounts	8.0	8.1	8.2
Section 529 and Educational IRAs	8.5	8.8	8.9
Registered accounts - tax-advantaged	38.5	39.2	39.6
Total registered accounts	66.5	68.8	69.4
Subaccounts	30.3	28.6	28.4
Total U.S. mutual fund shareowner accounts	96.8	97.4	97.8

International mutual fund shareowner accounts processed:
IFDS U.K.	11.7	11.3	11.1
IFDS L.P. (Canada)	12.9	12.5	12.5

Defined contribution participant accounts	6.7	7.2	6.9

ALPS (in billions of U.S. dollars):
Assets Under Management	$14.1	$15.3	$15.4
Assets Under Administration	$134.8	$176.9	$173.6

Automatic Work Distributor workstations (in thousands)	210.9	212.5	212.0

DST Health Solutions covered lives	25.3	24.2	24.1

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Argus pharmacy paid claims	123.7	122.7	365.9	359.7

Customer Communications images produced:
North America	2,429.6	2,073.9	7,568.7	6,353.5
United Kingdom	485.1	493.3	1,465.7	1,590.6
Total	2,914.7	2,567.2	9,034.4	7,944.1

Customer Communications packages mailed:
North America	503.3	445.2	1,552.9	1,385.5
United Kingdom	220.7	215.8	630.2	616.8
Total	724.0	661.0	2,183.1	2,002.3

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Changes in registered accounts:
Beginning balance	67.4	70.9	68.8	71.2
Subaccounting conversions to DST platforms	(0.4)	(0.4)	(1.3)	(0.4)
Subaccounting conversions to non-DST platforms	(0.1)	(0.8)	(0.7)	(1.7)
Conversions to non-DST platforms	(0.2)	(0.6)	(0.3)	(0.7)
Organic growth (decline)	(0.2)	0.3	—	1.0
Ending balance	66.5	69.4	66.5	69.4

Changes in subaccounts:
Beginning balance	30.0	27.6	28.6	25.7
Conversions from non-DST registered platforms	0.2	0.1	0.4	0.7
Conversions from DST’s registered accounts	0.4	0.4	1.3	0.4
Organic growth (decline)	(0.3)	0.3	—	1.6
Ending balance	30.3	28.4	30.3	28.4

Defined contribution participant accounts:
Beginning balance	6.4	6.7	7.2	6.9
New client conversions	—	—	—	0.3
Organic growth (decline)	0.3	0.2	(0.5)	(0.3)
Ending balance	6.7	6.9	6.7	6.9

About DST
DST Systems, Inc. is a leading provider of sophisticated information processing and servicing solutions to companies around the world. Through its global enterprise, DST delivers strategically unified transactions and business processing, data management, and customer communications solutions to the asset management, brokerage, retirement, and healthcare markets. Headquartered in Kansas City, MO., DST is a publicly-traded company on the New York Stock Exchange. For more information, visit www.dstsystems.com.

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503